Exhibit 10.37

AMENDMENT AGREEMENT NO. 2

THIS AGREEMENT made the 8th day of August, 2004

BETWEEN:

BULLDOG TECHNOLOGIES INC., a body corporate with offices at 301 - 11120 Horseshoe Way, Richmond, British Columbia, Canada

(the “Company”)

AND:

PAT DONOHUE, an individual currently residing at 2918 Placid Drive, Baldwin, Maryland, USA 21013

(the “Employee”)

WHEREAS:

A.     The Company and the Employee entered into an Employment Agreement, dated July 14, 2004 (the “Employment Agreement”), pursuant to which the Employee was hired for a term ending October 31, 2004;

B.     The Company and the Employee have agreed that the term of the Employment Agreement be amended such that the term would expire on July 31, 2007 (the “Revised Term”); and

C.     The Company and the Employee have agreed to amend the terms of the Employment Agreement to reflect the Revised Term.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 2.01 of the Employment Agreement is deleted and replaced with the following:

“Your employment will commence August 1, 2004 or such other date as the parties hereto may mutually agree upon. Bulldog will employ you for a three (3) year period commencing on August 1, 2004 and ending on July 31, 2007. The employment period is subject to the termination provisions in Section 10 of this Agreement.”

2.	Sections 10.02 and 10.03 of the Employment Agreement are amended such that the words “October 31, 2004" are deleted and replaced with the words “July 31, 2007".

3.	The Company and the Employee each acknowledge and agree that all other provisions of the Employment Agreement remain in full force and effect.

4.	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.	Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

6.	This Agreement will be governed by and construed in accordance with the law of British Columbia.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BULLDOG TECHNOLOGIES INC.	PAT DONOHUE
/s/ John Cockburn	/s/ Pat Donohue
Name: John Cockburn	Name: Pat Donohue
Title: President and CEO	Title: Regional Sales Manager
Date: August 31, 2004	Date: August 9, 2004